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                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549



                                    FORM 8-A



               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



                        ALLIANCE RESOURCE PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                              73-1564280
(State of incorporation or organization)                (I.R.S. Employer Identification No.)



       1717 SOUTH BOULDER AVENUE
       TULSA, OKLAHOMA                                                 74119
(address of principal executive offices)                            (Zip Code)
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.[ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.[x]

Securities act registration statement file number to which this form relates:
333-78845

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:


TITLE OF EACH CLASS                          NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:                         EACH CLASS IS TO BE REGISTERED:

Common Units representing
limited partner interests                    Nasdaq National Market
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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

              A description of the common units representing limited partner interests in Alliance Resource Partners, L.P. (the "Registrant") to be registered hereunder is set forth under the captions "Prospectus Summary,"
"Cash Distribution Policy," "Description of the Common Units," "The Partnership
Agreement" and "Tax Considerations" in the prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-78845), as filed with the Securities and Exchange Commission on May 20, 1999 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

ITEM 2.       EXHIBITS

       The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

              1.     Registrant's Registration Statement on Form S-1 (No.
                     333-78845), as filed with the Securities and Exchange
                     Commission on May 20, 1999 (the "Registration Statement").

              2. Certificate of Limited Partnership of the Registrant, as filed as Exhibit 3.6 to the prospectus included in the Registration Statement on Form S-1.

              3. Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the prospectus included in the Registration Statement on Form
                     S-1.

              4. Form of Certificate Evidencing Common Units, which is included as Exhibit A to Appendix A to the prospectus included in the Registration Statement on Form S-1.





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                                   SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 26, 1999

                                        ALLIANCE RESOURCE PARTNERS, L.P.

                                        BY:   ALLIANCE RESOURCE GP, LLC
                                              ITS GENERAL PARTNER



                                        By: /s/ THOMAS L. PEARSON
                                           -------------------------------------
                                           Thomas L. Pearson
                                           Senior Vice President--Law and
                                           Administration, General Counsel and
                                           Secretary





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